MODIFICATION AGREEMENT No. 2 TO
PROMISSORY NOTE

This MODIFICATION AGREEMENT No. 2 is made as of December 31, 2010 between Infinite Group, Inc., a Delaware corporation with offices at 60 Office Park Way, Pittsford, NY 14534 (“Borrower”) Dan Cappa, an individual residing at 150 Dozier Lane, Rochester, NY 14622 and (the “Lender”).

WHEREAS, the Lender is the holder of a Promissory Note in the principal amount of $175,000 dated June 13, 2008 issued by the Borrower to the Lender and is subject to Modification No.1 dated December 31, 2009 (the “ Note”); and

WHEREAS, the parties desire to further modify the terms and conditions of the Note and Modification No.1 as follows:

NOW, THEREFORE, the parties agree as follows:

1)	The Note is modified to provide that the time at which the entire principal balance and accrued and unpaid interest shall be due and payable is January 1, 2013.

2)	Except as modified by this Agreement, all of the terms, covenants and conditions of the Notes shall remain the same.

In witness whereof, Borrower and the Lender have executed this Agreement under the day and year first written above.

INFINITE GROUP, INC.

/s/ James Villa
By: James Villa, President

/s/ Dan Cappa
Dan Cappa